MAVERICK TUBE CORPORATION,
                                     Issuer


                                       and


                              THE BANK OF NEW YORK,
                                     Trustee



                                    INDENTURE


                            Dated as of June 9, 2003



              4.00% Convertible Senior Subordinated Notes due 2033

          Reconciliation and Tie between Sections 3.10 through 3.18(a),
                  Inclusive, of the Trust Indenture Act of 1939
                         and Sections of this Indenture:

    Section of
  Trust Indenture                                                Sections of
    Act of 1939                                                   Indenture
    -----------                                                   ---------

ss.3.10      (a)(1)......................................        10.09
             (a)(2)......................................        10.09
             (a)(3)......................................        Not Applicable
             (a)(4)......................................        Not Applicable
             (a)(5)......................................        10.09
             (b).........................................        10.08, 10.10
ss.3.11      (a).........................................        10.13
             (b).........................................        10.13
             (c).........................................        Not Applicable
ss.3.12      (a).........................................        11.01, 11.02
             (b).........................................        11.02
             (c).........................................        11.02
ss.3.13      (a).........................................        11.03
             (b).........................................        11.03
             (c).........................................        11.03
             (d).........................................        11.03
ss.3.14      (a).........................................        11.04
             (a)(4)......................................        1.01, 14.04
             (b).........................................        Not Applicable
             (c)(1)......................................        1.02
             (c)(2)......................................        1.02
             (c)(3)......................................        Not Applicable
             (d).........................................        Not Applicable
             (e).........................................        1.02
ss.3.15      (a).........................................        10.01, 10.03
             (b).........................................        10.02
             (c).........................................        10.01
             (d)(1)......................................        10.01
             (d)(2)......................................        10.01, 10.03
             (d)(3)......................................        10.01, 10.03
             (e).........................................        9.14
ss.3.16      (a)(1)(A)...................................        9.02, 9.12
             (a)(1)(B)...................................        9.13
             (a)(2)......................................        Not Applicable
             (a) (last sentence).........................        1.01
             (b).........................................        9.08
             (c).........................................        1.04
ss.3.17      (a)(1)......................................        9.03
             (a)(2)......................................        9.04
             (b).........................................        14.03
ss.3.18      (a).........................................        1.07

--------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                Table of Contents

                                                                         Page

ARTICLE I           DEFINITIONS AND OTHER PROVISIONS OF
                    GENERAL APPLICATION........................................1
      SECTION 1.01          Definitions........................................1
      SECTION 1.02          Compliance Certificates and Opinions..............12
      SECTION 1.03          Form of Documents Delivered to Trustee............13
      SECTION 1.04          Acts of Holders; Record Dates.....................13
      SECTION 1.05          Notices, Etc., to Trustee and Company.............14
      SECTION 1.06          Notice to Holders; Waiver of Notice...............15
      SECTION 1.07          Conflict With Trust Indenture Act.................15
      SECTION 1.08          Effect of Headings and Table of Contents..........15
      SECTION 1.09          Successors and Assigns............................15
      SECTION 1.10          Separability Clause...............................15
      SECTION 1.11          Benefits of Indenture; No Recourse
                            Against Others....................................15
      SECTION 1.12          Governing Law.....................................16
      SECTION 1.13          Legal Holidays....................................16

ARTICLE II          THE NOTES.................................................16
      SECTION 2.01          Title of the Notes................................16
      SECTION 2.02          Percentage of Principal Amount....................16
      SECTION 2.03          Limitation on Aggregate Principal Amount..........16
      SECTION 2.04          Stated Maturity...................................16
      SECTION 2.05          Interest and Interest Rates.......................17
      SECTION 2.06          Note Registrar;  Paying Agent and
                            Conversion Agent; Bid Solicitation
                            Agent; Place of Payment...........................19
      SECTION 2.07          Execution and Authentication......................19
      SECTION 2.08          Place of Registration or Exchange;
                            Notices and Demands With Respect
                            to the Notes......................................20
      SECTION 2.09          Registration of Transfer and Exchange.............20
      SECTION 2.10          Global Notes......................................21
      SECTION 2.11          Sinking Fund Obligations..........................22
      SECTION 2.12          Tax Treatment of Notes............................22
      SECTION 2.13          Temporary Notes...................................23
      SECTION 2.14          Mutilated, Destroyed, Lost and
                            Stolen Notes......................................23
      SECTION 2.15          Cancellation......................................24
      SECTION 2.16          Liquidated Damages................................24

ARTICLE III         REDEMPTION................................................25
      SECTION 3.01          Right to Redeem...................................25
      SECTION 3.02          Fewer Than All Outstanding
                            Notes to Be Redeemed..............................25
      SECTION 3.03          Selection of Notes to Be Redeemed.................26
      SECTION 3.04          Notice of Redemption..............................26
      SECTION 3.05          Effect of Notice of Redemption....................27
      SECTION 3.06          Deposit of Redemption Price.......................27

ARTICLE IV          PURCHASE UPON A FUNDAMENTAL CHANGE........................27
      SECTION 4.01          Purchase at the Option of the
                            Holder Upon a Fundamental Change..................27
      SECTION 4.02          Notice of a Fundamental Change....................27
      SECTION 4.03          Exercise of Option................................28
      SECTION 4.04          Procedures........................................28

ARTICLE V           PURCHASE AT THE OPTION OF THE HOLDER......................29
      SECTION 5.01          Purchase of Notes by the Company
                            at the Option of the Holder.......................29

ARTICLE VI          CONDITIONS AND PROCEDURES FOR
                    PURCHASES AT OPTION OF HOLDERS............................31
      SECTION 6.01          Purchase Date or Fundamental Change...............31
      SECTION 6.02          Effect of Purchase Notice or
                            Fundamental  Change Purchase Notice;
                            Effect of Event of Default........................32
      SECTION 6.03          Notes Purchased in Part...........................33
      SECTION 6.04          Covenant to Comply with Securities
                            Laws Upon Purchase of Notes.......................33
      SECTION 6.05          Repayment to the Company..........................33
      SECTION 6.06          Officers' Certificate.............................34

ARTICLE VII         CONVERSION OF NOTES.......................................34
      SECTION 7.01          Right to Convert..................................34
      SECTION 7.02          Conversion Procedures.............................34
      SECTION 7.03          Cash Payments in Lieu of
                            Fractional Shares.................................35
      SECTION 7.04          Taxes on Conversion...............................35
      SECTION 7.05          Covenants of the Company..........................36
      SECTION 7.06          Adjustments to Conversion Rate....................36
      SECTION 7.07          Calculation Methodology...........................39
      SECTION 7.08          When No Adjustment Required.......................39
      SECTION 7.09          Notice of Adjustment..............................40
      SECTION 7.10          Voluntary Increase................................40
      SECTION 7.11          Notice to Holders Prior to
                            Certain Actions...................................40
      SECTION 7.12          Effect of Reclassification,
                            Consolidation, Merger, Binding
                            Share Exchange or Sale............................41
      SECTION 7.13          Responsibility of Trustee.........................42
      SECTION 7.14          Simultaneous Adjustments..........................42
      SECTION 7.15          Successive Adjustments............................42
      SECTION 7.16          General Considerations............................42

ARTICLE VIII        RESTRICTIONS ON TRANSFER..................................43
      SECTION 8.01          Transfer and Exchange.............................43
      SECTION 8.02          Legends...........................................43
      SECTION 8.03          Restriction on Common
                            Stock Issuable Upon Conversion....................46

ARTICLE IX          REMEDIES..................................................46
      SECTION 9.01          Events of Default.................................46
      SECTION 9.02          Acceleration of Maturity;
                            Rescission and Annulment..........................48
      SECTION 9.03          Collection of Indebtedness and
                            Suits for Enforcement by Trustee..................49
      SECTION 9.04          Trustee May File Proofs of Claim..................50
      SECTION 9.05          Trustee May Enforce Claims
                            Without Possession of Notes.......................50
      SECTION 9.06          Application of Money Collected....................51
      SECTION 9.07          Limitation on Suits...............................51
      SECTION 9.08          Unconditional Right of Holders
                            to Receive Principal, Premium
                            and Interest............52
      SECTION 9.09          Restoration of Rights and Remedies................52
      SECTION 9.10          Rights and Remedies Cumulative....................52
      SECTION 9.11          Delay or Omission Not Waiver......................52
      SECTION 9.12          Control by Holders................................52
      SECTION 9.13          Waiver of Past Defaults...........................53
      SECTION 9.14          Undertaking for Costs.............................53
      SECTION 9.15          Waiver of Usury, Stay or
                            Extension Laws....................................53

ARTICLE X           THE TRUSTEE...............................................53
      SECTION 10.01         Certain Duties and
                            Responsibilities..................................53
      SECTION 10.02         Notice of Defaults................................54
      SECTION 10.03         Certain Rights of Trustee.........................54
      SECTION 10.04         Not Responsible for Recitals
                            or Issuance of Notes..............................55
      SECTION 10.05         May Hold Notes....................................55
      SECTION 10.06         Money Held in Trust...............................55
      SECTION 10.07         Compensation, Reimbursement
                            and Indemnification...............................56
      SECTION 10.08         Conflicting Interests.............................56
      SECTION 10.09         Corporate Trustee Required;
                            Eligibility.......................................57
      SECTION 10.10         Resignation and Removal;
                            Appointment of Successor..........................57
      SECTION 10.11         Acceptance of Appointment
                            by Successor......................................58
      SECTION 10.12         Merger, Conversion, Consolidation
                            or Succession to Business.........................59
      SECTION 10.13         Preferential Collection of
                            Claims Against Company............................59
      SECTION 10.14         Appointment of Authenticating Agent...............59

ARTICLE XI          HOLDERS' LISTS AND REPORTS BY
                    TRUSTEE AND COMPANY.......................................61
      SECTION 11.01         Company to Furnish Trustee Names
                            and Addresses of Holders..........................61
      SECTION 11.02         Preservation of Information;
                            Communications to Holders.........................61
      SECTION 11.03         Reports by Trustee................................62
      SECTION 11.04         Reports by Company................................62

ARTICLE XII         CONSOLIDATION, MERGER, CONVEYANCE,
                    TRANSFER OR LEASE.........................................62
      SECTION 12.01         Company May Consolidate, Etc.,
                            Only on Certain Terms.............................62
      SECTION 12.02         Successor Substituted.............................63
      SECTION 12.03         Trustee Entitled to Opinion.......................64

ARTICLE XIII        SUPPLEMENTAL INDENTURES...................................64
      SECTION 13.01         Supplemental Indentures
                            Without Consent of Holders........................64
      SECTION 13.02         Supplemental Indentures With
                            Consent of Holders................................65
      SECTION 13.03         Execution of Supplemental
                            Indentures........................................66
      SECTION 13.04         Effect of Supplemental Indentures.................66
      SECTION 13.05         Conformity With Trust Indenture Act...............66
      SECTION 13.06         Reference in Notes to Supplemental
                            Indentures........................................66

ARTICLE XIV         COVENANTS.................................................67
      SECTION 14.01         Payment of Principal, Premium
                            and Interest......................................67
      SECTION 14.02         Maintenance of Office or Agency...................67
      SECTION 14.03         Money for Notes Payments to
                            be Held in Trust..................................67
      SECTION 14.04         Statement by Officers as to Default...............68
      SECTION 14.05         Registration Rights Agreement.....................68
      SECTION 14.06         Delivery of Certain Information...................68
      SECTION 14.07         Waiver of Certain Covenants.......................69

ARTICLE XV          SUBORDINATION.............................................69
      SECTION 15.01         Notes Subordinate to Senior
                            Indebtedness......................................69
      SECTION 15.02         No Payment on Notes in Certain
                            Circumstances.....................................69
      SECTION 15.03         Notes Subordinated to Prior
                            Payment of All Senior Indebtedness on
                            Dissolution, Liquidation or
                            Reorganization....................................70
      SECTION 15.04         Subrogation to Rights of
                            Holders of Senior Indebtedness....................71
      SECTION 15.05         Obligations of the Company
                            Unconditional.....................................72
      SECTION 15.06         Trustee Entitled to Assume Payments
                            Not Prohibited in Absence of Notice...............72
      SECTION 15.07         Application by Trustee of Amounts
                            Deposited with It.................................73
      SECTION 15.08         Subordination Rights Not Impaired by
                            Acts or Omissions of the Company or
                            Holders of Senior Indebtedness....................73
      SECTION 15.09         Trustee to Effectuate
                            Subordination of Notes............................73
      SECTION 15.10         Right of Trustee to Hold
                            Senior Indebtedness...............................74
      SECTION 15.11         Article XIII Not to Prevent
                            Events of Default.................................74
      SECTION 15.12         No Fiduciary Duty of Trustee
                            to Holders of Senior Indebtedness.................74
      SECTION 15.13         Article Applicable to Paying Agent................74

         INDENTURE, dated as of June 9, 2003, between MAVERICK TUBE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 4.00% Convertible Senior Subordinated Notes due 2033 (herein called the "Notes") as in this Indenture provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise expressly provided herein, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

         (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

         (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture.

         "Act," when used with respect to any Holder, has the meaning specified in Section 1.04.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 10.14 to act on behalf of the Trustee to authenticate the Notes.

         "Bid Solicitation Agent" has the meaning specified in Section 2.06(c).

         "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day," when used with respect to any Place of Payment or place of conversion or exchange, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or place of conversion or exchange are authorized or obligated by law or executive order to remain closed.

         "Capital Lease" means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee.

         "Capital Stock" of any Person means any and all shares (including ordinary shares or American depositary shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Commission" means the Securities and Exchange Commission.

         "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Company" means Maverick Tube Corporation until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean that successor corporation.

         "Company Notice" has the meaning specified in Section 6.01.

         "Company Notice Date" has the meaning specified in Section 6.01.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or any of its Vice Presidents, and by its Treasurer, any of its Assistant Treasurers, its Secretary or any of its Assistant Secretaries, and delivered to the Trustee.

         "Contingent Interest" has the meaning specified in Section 2.05(a).

         "Continuing Director" means a director who either was a member of the Board of Directors on June 9, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company's shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

         "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

         "Conversion Date" has the meaning specified in Section 7.02.

         "Conversion Price" means $1,000 divided by the Conversion Rate, rounded to the nearest whole cent.

         "Conversion Rate" has the meaning specified in Section 7.01.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which at the date of original execution of this Indenture is located at The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Corporate Trust Administration.

         "corporation" includes associations, corporations, companies, limited liability companies and business trusts.

         "CPDI Regulations" has the meaning specified in Section 2.12.

         "Credit Facility" means the Amended and Restated Credit Agreement dated as of December 31, 2002 by and among the Company and certain of its Subsidiaries, on the one hand, and JP Morgan Chase Bank, CIT Business Credit Canada Inc., General Electric Capital Corporation and the other financial lenders party thereto, on the other hand, as amended, and any credit agreement, loan agreement or other financing arrangement which, by its terms, supersedes or replaces in whole or in part such amended and restated credit agreement.

         "Defaulted Interest" has the meaning specified in Section 2.05(c).

         "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes as contemplated by Section 2.10.

         "Designated Senior Indebtedness" means (1) any liabilities of the Company for principal, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding), all letter of credit obligations, fees, indemnification, reimbursement, damages or other obligations of the Company (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) under the Credit Facility, and (2) any other Senior Indebtedness as to which the principal amount is $25.0 million or more and the instrument creating or evidencing the same (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

         "Disqualified Capital Stock" means (i) except as set forth in (ii), with respect to any Person, Capital Stock of that Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or on the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by that Person or any Subsidiary of that Person, in whole or in part, on or prior to the Stated Maturity, and (ii) with respect to any Subsidiary of that Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

         "Distributed Assets or Securities" has the meaning specified in Section 7.06(c).

         "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

         "Event of Default" has the meaning specified in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

         "ex date" when used with respect to any issuance or distribution of or with respect to any security, means the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.

         "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States; (b) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (c) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company's Subsidiaries); provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; (d) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing clauses (a) through (d) if either (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Notes in effect immediately before the Fundamental Change or the public announcement thereof; or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Capital Stock traded on a national securities exchange or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

         "Fundamental Change Purchase Date" has the meaning specified in Section 4.01.

         "Fundamental Change Purchase Notice" has the meaning specified in
Section 4.03.

         "Fundamental Change Purchase Price" has the meaning specified in
Section 4.01.

         "Global Notes" has the meaning specified in Section 2.10(a).

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto in accordance with the provisions hereof.

         The term "Indebtedness" as applied to any Person, means (i) obligations, contingent or otherwise, for money borrowed (other than unamortized debt discount or premium); (ii) reimbursement and other obligations pertaining to letters of credit issued for the account of such Person; (iii) obligations under any swap, cap, collar, forward purchase contract, derivatives contract or other similar agreement pursuant to which such Person hedges risks related to interest rates, currency exchange rates, commodity prices, financial market conditions or other risks incurred by such Person in the operation of its business; (iv) obligations evidenced by bonds, debentures, notes or other instruments or arrangements; (v) obligations as lessee under a Capital Lease; and (vi) obligations of such Person under any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause (i), (ii), (iii), (iv) or (v) above. All indebtedness of any type described in the immediately preceding sentence which is secured by a lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes be deemed to be Indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes be deemed to be Indebtedness of such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.

         "Initial Purchasers" means J.P. Morgan Securities Inc., Jefferies & Company, Inc. and Raymond James & Associates, Inc., as initial purchasers in the offering of the Notes pursuant to the Offering Memorandum dated June 3, 2003 relating thereto.

         "Interest Payment Date" has the meaning specified in Section 2.05(a).

         "Junior security" of a Person means any Qualified Capital Stock of that Person or any Indebtedness of that Person that is subordinated in right of payment to Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity.

         "Last Reported Sale Price" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded (which, as of the date hereof, is the New York Stock Exchange under the symbol "MVK") or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market; provided, however, the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization; provided, further, the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

         "Liquidated Damages" means Liquidated Damages (as defined in the Registration Rights Agreement) owing with respect to the Notes under the Registration Rights Agreement.

         "Market Price" means the average of the Last Reported Sale Prices of Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Indenture.

         "Maturity" means the date on which the principal of the Notes becomes due and payable as herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"98% Trading Exception" has the meaning provided in paragraph 10 of the Notes.

         "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.06(a).

         "Notes" has the meaning stated in the first recital of this Indenture.

         "Notice of Default" means a written notice of the kind specified in
Section 9.01(3).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 14.04 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of, or counsel to, the Company, and who shall be reasonably acceptable to the Trustee.

         "Option Issue Date" means the settlement date for the issuance of Option Notes.

         "Option Notes" has the meaning provided in Section 2.03(b).

         "Optional Redemption" has the meaning specified in Section 3.01(b).

         "Optional Redemption Date" means the date specified in the Optional Redemption Notice as the date for Optional Redemption of the Notes, in accordance with the terms of the Notes and this Indenture.

         "Optional Redemption Notice" has the meaning specified in Section 3.04.

         "Optional Redemption Price" has the meaning specified in Section
3.01(b).

         "Original Issue Date" has the meaning specified in Section 2.05(a).

         "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Notes which have been paid pursuant to Section 2.14 or issued in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded, and provided that Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means the Company or any Person authorized by the Company to pay the principal of or interest on the Notes on behalf of the Company.

         "Payment Blockage Notice" has the meaning specified in Section 15.02(b)

         "Payment Default" has the meaning specified in Section 15.02(a).

         "Person" means any individual, association, corporation, partnership, joint venture, limited liability company, unlimited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment" means the place or places where the principal of or interest on the Notes are payable as specified in this Indenture.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.14 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Principal Value Conversion" has the meaning provided in paragraph 10 of the Notes.

         "Provisional Redemption" has the meaning specified in Section 3.01(a).

         "Provisional Redemption Date" means the date specified in the Provisional Redemption Notice as the date for Provisional Redemption of the Notes, in accordance with the terms of the Notes and this Indenture.

         "Provisional Redemption Notice" has the meaning specified in Section 3.04.

         "Provisional Redemption Price" has the meaning specified in Section 3.01(a).

         "Publicly Traded Securities" has the meaning specified in the definition of "Fundamental Change."

         "Purchase Date" has the meaning specified in Section 5.01(a).

         "Purchase Notice" has the meaning specified in Section 5.01(a)(i).

         "Purchase Price" has the meaning provided in paragraph 8 of the Notes.

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A.

         "Redemption Date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture. In the case of a Provisional Redemption pursuant to Section 3.01(a), the Redemption Date shall mean the Provisional Redemption Date, and, in the case of an Optional Redemption pursuant to Section 3.01(b), the Redemption Date shall mean the Optional Redemption Date.

         "Redemption Price" when used with respect to any security to be redeemed, means the price at which such security is to be redeemed (including accrued and unpaid interest, if any) pursuant to the terms of this Indenture. In the case of a Provisional Redemption pursuant to Section 3.01(a), the Redemption Price shall mean the Provisional Redemption Price, and, in the case of an Optional Redemption pursuant to Section 3.01(b), the Redemption Price shall mean the Optional Redemption Price.

         "Registrable Securities" has the meaning assigned to such term in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 9, 2003, by and among the Company and the Initial Purchasers.

         "Regular Record Date" has the meaning specified in Section 2.05(a).

         "Responsible Officer," when used with respect to the Trustee, means an officer in the Institutional Trust Services department of the Trustee having direct responsibility for administration of this Indenture.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         "Restricted Common Stock Legend" means the legend labeled as such, substantially in the form set forth in Exhibit C.

         "Rights Plan" means that certain Amended and Restated Shareholder Rights Agreement dated September 22, 2000 between the Company and Harris Trust & Savings Bank, as rights agent, as amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Information" has the meaning specified in Section 14.06.

         "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

         "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding), all letter of credit obligations, obligations under any arrangement described in clause (iii) of the definition of Indebtedness and Capital Lease payments payable on or in connection with, and all fees, costs, expenses and other amounts (including fees, costs, expenses and other amounts accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition fees, costs, expenses and other amounts is allowed as a claim in the proceeding) accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include the Notes. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

         "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement.

         "Significant Subsidiary" means any other Subsidiary which, at the time of the creation of a pledge, mortgage, security interest or other lien upon any Equity Interests of such Subsidiary, has consolidated gross assets (having regard to the Company's beneficial interest in the shares, or the like, of that Subsidiary) that represents at least 10% of the Company's consolidated gross assets appearing in the Company's most recent audited consolidated financial statements.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.05(c).

         "Spin-off Market Price" per share of Common Stock of the Company or the Equity Interests in a subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computations. If no trading market develops for the Equity Interests so distributed, the value of the distributed Equity Interests will be determined by two nationally recognized investment banks appointed by the Company.

         "Stated Maturity" means June 15, 2033.

         "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

         "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the Nasdaq National Market or another national security exchange, a day on which the New York Stock Exchange, the Nasdaq National Market or such other national security exchange, as the case may be, is open for trading or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to remain closed.

         "Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $2 million principal amount of Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers the Company selects, provided that if: (i) at least three such bids are not obtained by the Bid Solicitation Agent, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will equal (a) the then applicable Conversion Rate of the Notes multiplied by (b) the average Last Reported Sale Price of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 7.06 of this Indenture.

         "Transfer Restricted Securities" means the Registrable Securities under the Registration Rights Agreement.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "United States" means the United States of America (including the states and the District of Columbia) and its possessions at the relevant date. As of the date of this Indenture, the possessions of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Power" means the total voting power represented by all outstanding shares of all classes of Voting Stock.

         "Voting Stock" means a corporation's stock of any class or classes (however designated), including membership interests, membership shares or other similar equity interests, having ordinary Voting Power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.

         SECTION 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 14.04) shall include,

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.04 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Notes shall be proved by the Note Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         The Company may, in the circumstances permitted by the Trust Indenture Act, be entitled to set any day as the record date for determining the Holders of Outstanding Notes entitled to give or take any direction, notice, consent, waiver or other action under the Indenture. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided) prior to such first solicitation or vote, as the case may be. In limited circumstances permitted by the Trust Indenture Act, the Trustee may set a record date for action by Holders of Outstanding Notes. With regard to any record date, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. If a record date is set for any action to be taken by Holders, the action may be taken only by persons who are Holders of Outstanding Notes on the record date. To be effective, the action must be taken by Holders of the requisite principal amount of Notes within 180 days or such shorter period as the Company may specify, or the Trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days.

         SECTION 1.05 Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to: the address last furnished in writing to the Trustee by the Company, or, if no such address has been furnished, Chief Financial Officer, Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017.

         SECTION 1.06 Notice to Holders; Waiver of Notice. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.07 Conflict With Trust Indenture Act. If any provision limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         SECTION 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.09 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.10 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.11 Benefits of Indenture; No Recourse Against Others. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture. A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Notes or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of those obligations or their creation. Each Holder by accepting a Note waives and releases all that liability. This waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 1.12 Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any principles of conflicts of laws thereunder to the extent the application of the laws of another jurisdiction would be required thereby.

         SECTION 1.13 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or Stated Maturity shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Fundamental Change Purchase Date, or at the Stated Maturity.

                                   ARTICLE II
                                    THE NOTES

         SECTION 2.01 Title of the Notes. The Notes shall be designated as the "4.00% Convertible Senior Subordinated Notes due 2033."

         SECTION 2.02 Percentage of Principal Amount. The Notes shall be initially issued at 100% of their principal amount plus accrued interest, if any, from June 9, 2003.

         SECTION 2.03 Limitation on Aggregate Principal Amount.

         (a) The Trustee shall authenticate and deliver Notes for original issue on the Original Issue Date in the aggregate principal amount of $100,000,000 upon a Company Order for the authentication and delivery thereof. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders.

         (b) The Trustee shall authenticate and deliver Notes for original issue on the Option Issue Date in the aggregate principal amount of up to $20,000,000 (the "Option Notes") upon a Company Order for the authentication and delivery thereof. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of those Notes is to be authenticated and the name or names of the initial Holder or Holders.

         (c) The aggregate principal amount of Notes that may be outstanding shall not exceed $120,000,000. The Notes shall be treated for all purposes as a single class or series and shall be issuable in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.04 Stated Maturity. The principal amount of the Notes shall be payable on the Stated Maturity unless the Notes are earlier redeemed or converted in accordance with the terms of this Indenture and the Notes.

         SECTION 2.05 Interest and Interest Rates.

         (a) The Notes shall bear interest at a rate of 4.00% per year, from June 9, 2003 (the "Original Issue Date") or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2003 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on June 1 and December 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. The Notes shall also provide for payment of contingent interest ("Contingent Interest") in certain circumstances as specified in paragraph 5 of the Notes.

         (b) Holders of Notes at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of immediately available funds (or a certified check) of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive liquidated damages in accordance with the Registration Rights Agreement.

         (c) Any such interest not so punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either:

               (i) be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or

               (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in this Indenture.

         A Special Record Date for the payment of such Defaulted Interest shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the preceding clause (ii).

         Whenever in this Indenture or in any Note there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Defaulted Interest to the extent that, in such context, Defaulted Interest is, was or would be payable in respect thereof pursuant to the provisions hereof and express mention of the payment of Defaulted Interest (if applicable) in any provisions shall not be construed as excluding Defaulted Interest in those provisions where such express mention is not made.

         (d) The amount of interest, including Contingent Interest, if any, payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest, including Contingent Interest, if any, payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest, including Contingent Interest, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

         (e) If any principal of the Notes or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 of the Notes, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 8 of the Notes or upon the Stated Maturity) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 1 or paragraph 5 or 11 of the Note, then in each such case the overdue amount shall bear interest at the rate of 4.00% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

         SECTION 2.06 Note Registrar; Paying Agent and Conversion Agent; Bid Solicitation Agent; Place of Payment.

         (a) The Company shall cause to be kept in an office or agency of the Company in a Place of Payment a register (the register maintained in any such office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee, or any other party serving in such capacity with the Trustee's consent, is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

         (b) The Trustee shall initially serve as the Paying Agent and Conversion Agent for the Notes. The Company may appoint and change any Paying Agent or Conversion Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Conversion Agent.

         (c) The Trustee shall initially serve as the bid solicitation agent (the "Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining Trading Prices. The Company may change the Bid Solicitation Agent at any time; provided, however, the Bid Solicitation Agent shall not be the Company or an Affiliate of the Company. The Bid Solicitation Agent shall solicit bids from nationally recognized securities dealers that are believed by the Company to be willing to bid for the Notes.

         (d) The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee.

         SECTION 2.07 Execution and Authentication.

         (a) The Notes shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Treasurer or an Assistant Treasurer or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Note.

         (b) Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         (c) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in substantially the following form:

         This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   As Trustee



                                   By:
                                        ----------------------------------------
                                        Authorized Signatory

         SECTION 2.08 Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

         SECTION 2.09 Registration of Transfer and Exchange.

         (a) Subject to the provisions of Section 2.10, upon surrender for registration of transfer of any Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

         (b) At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         (c) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (d) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         (e) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.13, 3.02 or 13.06 not involving any transfer.

         (f) If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (g) No Note Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in the text of the Notes or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         SECTION 2.10 Global Notes.

         (a) The Notes are being offered and sold to Qualified Institutional Buyers in reliance on Rule 144A and shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Global Notes"). The Global Notes shall be substantially in the form attached as Exhibit A hereto.

         (b) Each of the Global Notes shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or conversions. Any endorsement of a Global Note to reflect the aggregate principal amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

         (c) The Depository Trust Company shall initially serve as Depositary with respect to the Global Notes. Such Global Notes shall bear the legends set forth in the form of Note attached as Exhibit A hereto.

         (d) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

         (e) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless:

          (A)  such Depositary has notified the Company that

               (i) such Depositary is unwilling, unable or no longer qualified to continue as Depositary for such Global Note or

               (ii) such Depositary has ceased to be a clearing agency
                    registered under the Exchange Act at a time when it is required to be so registered,

                    and the Company does not appoint a successor Depositary within 90 days of that notice; or

          (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note, and the Depositary requests the issuance of certificated Notes.

         (f) Subject to Section 2.10(e) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

         (g) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 2.13, 2.14, 3.02 or 13.06 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

         SECTION 2.11 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

         SECTION 2.12 Tax Treatment of Notes. The Company agrees, and by accepting a beneficial ownership interest in the Notes each Holder, and any Person that acquires a direct or indirect beneficial interest in the Notes, will be deemed to have agreed (i) for United States federal income tax purposes to treat the Notes as Indebtedness of the Company that is subject to the Contingent Payment Debt Instrument regulations under Treas. Reg. Sec. 1.1275-4 (the "CPDI Regulations"), (ii) for all tax purposes to treat the Notes as Indebtedness of the Company, (iii) for purposes of the CPDI Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment, (iv) to be bound by the Company's determination that the Notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the CPDI Regulations with respect to the Notes, (v) to accrue original issue discount at the comparable yield as determined by the Company, and (vi) to be bound by the Company's projected payment schedule with respect to the Notes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties. The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Notes for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Notes. For purposes of the foregoing, the Company's determination of the "comparable yield" is 8.48% per annum, compounded semiannually. A Holder of Notes may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule (which information is set forth on Exhibit
E) by telephoning the Company's Finance Department at (636) 733-1600 or submitting a written request for such information to: Maverick Tube Corporation, 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017, Attention:
Chief Financial Officer.

         SECTION 2.13 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.14 Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 2.15 Cancellation. All Notes surrendered for payment, redemption, conversion, exchange or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. Until directed otherwise by a Company Order, all cancelled Notes held by the Trustee shall be conspicuously marked as such and thereafter treated in accordance with the Trustee's document retention policies; provided, however, if any cancelled Note is destroyed by the Trustee, the Trustee shall deliver to the Company a certificate with respect to such destruction.

         SECTION 2.16 Liquidated Damages.

         (a) Whenever in this Indenture or in any Note there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof pursuant to the provisions of the Registration Rights Agreement and express mention of the payment of Liquidated Damages (if applicable) in any provisions shall not be construed as excluding Liquidated Damages in those provisions where such express mention is not made; provided, however, that, if a conflict or inconsistency with respect to Liquidated Damages exists between the Registration Rights Agreement and this Indenture, this Indenture shall control with respect to timing and mechanics of payment, and the Registration Rights Agreement shall control otherwise (including with respect to whether and the amount of Liquidated Damages payable). For the avoidance of doubt, this Section 2.16 shall not give rise to an independent obligation of the Company to pay Liquidated Damages and is included in this Indenture only to establish the timing and mechanics of payment of Liquidated Damages but only to the extent payable pursuant to the Registration Rights Agreement.

         (b) If Liquidated Damages are payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable. Unless and until a Responsible Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Liquidated Damages are payable. Notwithstanding anything herein to the contrary, the Trustee shall have no responsibility or obligation to oversee or otherwise monitor the requirement of the Company to pay Liquidated Damages.

                                  ARTICLE III
                                   REDEMPTION

         SECTION 3.01   Right to Redeem.

         (a) Any time after June 15, 2008 and prior to June 15, 2011, the Company may, at its option, redeem (such redemption being hereinafter referred to as the "Provisional Redemption") the Notes, in whole at any time or in part from time to time, upon notice given in accordance with Section 3.04, at a redemption price equal to $1,000 per $1,000 principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Contingent Interest, if any, to but excluding the Provisional Redemption Date (such amount being the "Provisional Redemption Price"), if the Last Reported Sale Price of the Common Stock has exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company mails the Provisional Redemption Notice pursuant to Section 3.04. If a Provisional Redemption Date is an Interest Payment Date, the semiannual interest on the Notes payable on such Interest Payment Date will be payable to the Holder of record as of the relevant Regular Record Date, and the Provisional Redemption Price will not include such interest payment.

         (b) Except as set forth in Section 3.01(a), the Notes may not be redeemed at the option of the Company prior to June 15, 2011. On and after June 15, 2011, the Company may, at its option, redeem (such redemption being hereinafter referred to as the "Optional Redemption") the Notes, in whole at any time or in part from time to time, on any date prior to the Stated Maturity, upon notice given in accordance with Section 3.04, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Contingent Interest, if any, to but excluding Optional Redemption Date (such amount being the "Optional Redemption Price").

         (c) The election of the Company to redeem any Notes shall be evidenced by a Board Resolution, a copy of which shall be provided to the Trustee and upon which the Trustee may conclusively rely.

         SECTION 3.02 Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate. The Trustee will make such selection promptly following receipt of the notice of redemption from the Company, or the written request by the Company to provide such notice, provided pursuant to Section 3.04. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

         SECTION 3.03 Selection of Notes to Be Redeemed. If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.03 shall affect the right of any Holder to convert any Notes pursuant to Article VII before the termination of the conversion right with respect thereto.

         SECTION 3.04 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, to the Trustee and the Paying Agent and to each Holder of Notes to be redeemed, at his address appearing in the Note Register. Such notice shall be given not less than 20 nor more than 60 days prior to the Provisional Redemption Date pursuant to Section 3.01(a) (such notice being the "Provisional Redemption Notice") or the Optional Redemption Date pursuant to Section 3.01(b) (such notice being the "Optional Redemption Notice").

         All notices of redemption shall state:

          (1)  title of the Notes, including CUSIP numbers;

          (2)  the then current Conversion Rate;

          (3)  the name and address of the Paying Agent and the Conversion
               Agent;

          (4) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

          (5) that Holders who wish to convert Notes must comply with the procedures in paragraph 10 of the Notes;

          (6)  the Redemption Date;

          (7)  the Redemption Price;

          (8) if less than all the Outstanding Notes consisting of more than a single Note are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the particular Notes to be redeemed and, if less than all the Outstanding Notes consisting of a single Note are to be redeemed, the principal amount of the particular Note to be redeemed;

          (9) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

          (10) the place or places where each such Note is to be surrendered for payment of the Redemption Price.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company (provided that such written request from the Company to the Trustee shall be given not less than 45 nor more than 60 days prior to the Provisional Redemption Date) and shall be irrevocable.

         SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes that are converted in accordance with the provisions of Article VII and paragraph 10 of the Notes. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price as defined in paragraph 6 of the Notes.

         SECTION 3.06 Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Note Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of
Article VII. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                                   ARTICLE IV
                       PURCHASE UPON A FUNDAMENTAL CHANGE

         SECTION 4.01 Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the provisions of Article XV, if a Fundamental Change shall occur at any time prior to June 15, 2011, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Notes, or any portion of the principal amount thereof, for cash on the date that is no later than 35 Business Days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law) (the "Fundamental Change Purchase Date"). The Notes shall be purchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including Contingent Interest, if any, to the Fundamental Change Purchase Date.

         SECTION 4.02 Notice of a Fundamental Change. The Company, or at its written request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below), the Trustee, in the name of and at the expense of the Company, shall mail notices to the Holders at their addresses shown in the Note Register maintained by the Note Registrar, a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 6.01, on or before the 30th day after the occurrence of such Fundamental Change.

         SECTION 4.03 Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

         (a) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, together with the name, address and taxpayer identification number of the Holder, or, if not certificated, the Fundamental Change Purchase Notice must comply with applicable Depositary procedures;

         (b) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

         (c) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Indenture.

         SECTION 4.04 Procedures. The Company shall purchase from a Holder, pursuant to Article IV, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         Any purchase by the Company contemplated pursuant to the provisions of
Article IV shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by
Section 4.02 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         On or before 10:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to Article IV. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Contingent Interest, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding and conclusive as to the Trustee and Paying Agent.

                                   ARTICLE V
                      PURCHASE AT THE OPTION OF THE HOLDER

         SECTION 5.01 Purchase of Notes by the Company at the Option of the Holder.

         (a) Subject to the provisions of Article XV, on each of June 15, 2011, June 15, 2013, June 15, 2018, June 15, 2023 and June 15, 2028 (each, a "Purchase
Date"), Holders shall have the option to require the Company to purchase in cash any Outstanding Notes at the Purchase Price specified in paragraph 8 of the Notes, upon:

          (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") in the form previously delivered to the Paying Agent pursuant to Section 6.01 (with the blanks appropriately filled) at any time from the opening of business on the date that is 20 Business Days prior to a relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

               (1) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with applicable Depositary procedures;

               (2) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

               (3) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Indenture; and

          (ii) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 5.01 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         (b) The Company shall purchase from a Holder, pursuant to the terms of this Section 5.01, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

         (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section
5.01 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

         (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 5.01. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Contingent Interest) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

         (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

                                   ARTICLE VI
          CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS

         SECTION 6.01 Purchase Date or Fundamental Change. The Company, or at its written request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below), the Trustee, in the name of and at the expense of the Company, shall mail notices (each a "Company Notice") to the Holders, at their addresses shown in the Note Register maintained by the Note Registrar, and delivered to the Trustee and the Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

         (a) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest (including Contingent Interest), if any, that will be payable with respect to the Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

         (b) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

         (c) the Purchase Date or Fundamental Change Purchase Date;

         (d) the last date on which a Holder may exercise its purchase right;

         (e) the name and address of the Paying Agent and the Conversion Agent;

         (f) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

         (g) briefly, the conversion rights of the Notes;

         (h) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (i) that the Purchase Price or Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable;

         (j) the procedures the Holder must follow under Article IV or V, as applicable, and this Article VI;

         (k) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Contingent Interest, if any) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

         (l) the CUSIP or ISIN number of the Notes; and

         (m) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

         In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

         At the Company's written request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

         SECTION 6.02 Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 5.01 or
Section 4.03, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the two immediately following paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent from available funds to such Holder promptly following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 5.01 or Section 4.03, as applicable, have been satisfied). Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn in accordance with the two immediately following paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

         (a) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with applicable Depositary procedures;

         (b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

         There shall be no purchase of any Notes pursuant to Article IV or
Article V if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Section 6.02, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         SECTION 6.03 Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased or redeemed.

         SECTION 6.04 Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with the notice and after obligations of the Company under
Article IV or Article V, the Company shall, to the extent applicable: (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article IV or Article V to be exercised or satisfied in the time and in the manner specified in Article IV or Article V.

         SECTION 6.05 Repayment to the Company. The Trustee and the Paying Agent shall, after payment of all of the Trustee's and Paying Agent's fees and expenses hereunder, return to the Company any cash or property that remains unclaimed as provided in paragraph 14 of the Notes held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 5.01(f) or 4.04, as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company.

         SECTION 6.06 Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Paying Agent (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

         (a) the manner of payment selected by the Company; and

         (b) whether the Company desires the Paying Agent to give the Company Notice required by Section 6.01 herein and, if so, the information necessary for the Paying Agent to prepare such notice.

                                  ARTICLE VII
                               CONVERSION OF NOTES

         SECTION 7.01 Right to Convert. A Holder may convert its Notes for Common Stock at any time during which the conditions stated in paragraph 10 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in paragraph 10 in the Notes, subject to adjustment as herein set forth.

         A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

         SECTION 7.02 Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 7.02 and in paragraph 10 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 7.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

         No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section
7.06 or as otherwise provided in this Indenture.

         On conversion of Notes, that portion of accrued interest, including accrued Contingent Interest, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Notes being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any Notes, the Holders of the Notes and any holders of Common Stock issuable upon conversion thereof will continue to be entitled to receive Liquidated Damages to the extent provided under, and in accordance with the provisions of, the Registration Rights Agreement.

         If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

         Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

         If the last day on which Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

         SECTION 7.03 Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent, such current market value to be calculated by the Company.

         SECTION 7.04 Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name or delivered to a Person other than the Holder. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name or delivered to a Person other than the Holder. Nothing herein shall preclude any withholding tax required by law.

         SECTION 7.05 Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

         All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         SECTION 7.06 Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

         (a) In case the Company shall (i) pay a dividend, or make a distribution, on the Common Stock exclusively in shares of Common Stock or other capital stock of the Company; (ii) subdivide its outstanding Common Stock into a greater number of shares; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 7.06(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 7.06(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities or rights or warrants to purchase any of its securities (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 7.06(a) or 7.06(b), and (ii) any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this Section 7.06(c) called the "Distributed Assets or Securities") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7.06(c) has been made, exceeds 10% of the Market Price on the Trading Day immediately preceding the declaration of such distribution, then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that, if
(i) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution or (ii) the Market Price of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

         (d) In case the Company shall make any distributions, by dividend or otherwise, consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (i) all other all-cash distributions made to all holders of outstanding shares of Common Stock during the twelve months immediately preceding the date of such dividend or distribution and (ii) any cash and the Fair Market Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) of consideration payable in respect of any tender or exchange offer by the Company or any of the Company's Subsidiaries for all or any portion of shares of Common Stock concluded during the twelve months immediately preceding the date of such dividend or distribution, exceeds 10% of the product of the Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution and (B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution less (2) an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (i), (ii) and (iii) above during such twelve-month period and (y) the number of shares of Common Stock outstanding on such record date, such adjustment to become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         (e) With respect to Section 7.06(c) above, in the event that the Company makes any distribution to all holders of Common Stock consisting of Equity Interests in a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Company.

         (f) Upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under the Rights Plan or under any future shareholder rights plan the Company adopts (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 7.06 shall be made in connection with such shareholder rights plans.

         (g) For purposes of this Section 7.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         SECTION 7.07 Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this
Article VII, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Article VI, Section 7.06 and this Section
7.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         SECTION 7.08 When No Adjustment Required. No adjustment to the Conversion Rate need be made:

         (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

         (b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

         (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of June 9, 2003;

         (d) for a change in the par value or no par value of the Common Stock;
or

         (e) for accrued and unpaid interest (including Contingent Interest, if any).

To the extent the Notes become convertible into cash, assets, or property (other than capital stock of the Company or securities to which Section 7.12 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

         SECTION 7.09 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall also file with the Trustee and the Conversion Agent such notice and an Officer's Certificate certifying as to the adjustment to be made. The Officer's Certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such Officer's Certificate except to exhibit the same to any Holder desiring inspection thereof.

         SECTION 7.10 Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 7.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         SECTION 7.11 Notice to Holders Prior to Certain Actions. In case:

         (a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.06;

         (b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         SECTION 7.12 Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee an indenture supplemental thereto, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.12.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution of such supplemental indenture. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

         If this Section 7.12 applies to any event or occurrence, Section 7.06 shall not apply with respect to such event or occurrence.

         SECTION 7.13 Responsibility of Trustee and Conversion Agent. Notwithstanding anything herein to the contrary, the Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes or with respect to the fairness of the conversion formulae set forth in this Article III, and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of
Article IX, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Article VII relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 7.12 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article IX, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 7.14 Simultaneous Adjustments. In the event that Section 7.06 requires adjustments to the Conversion Rate under more than one of Sections 7.06(a), (b), (c) or (d), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.06(c), second, the provisions of Section 7.06(a) and third, the provisions of Section 7.06(b).

         SECTION 7.15 Successive Adjustments. After an adjustment to the Conversion Rate under Section 7.06, any subsequent event requiring an adjustment under Section 7.06 shall cause an adjustment to the Conversion Rate as so adjusted.

         SECTION 7.16 General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article VII, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article VII and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                  ARTICLE VIII
                            RESTRICTIONS ON TRANSFER

         SECTION 8.01 Transfer and Exchange.

         (a) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 2.09, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 2.09 shall be accompanied by the following additional information and documents, as applicable, upon which the Note Registrar may conclusively rely:

          (i) if such Transfer Restricted Securities are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

          (ii) if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

          (iii) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

         (b) Transfer and Exchange of the Notes.

          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with
     Section 2.09 and this Article VIII (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

          (ii) The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with
     Section 2.09 and this Article VIII (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

         SECTION 8.02 Legends.

         (a) Except as permitted by Section 8.02(b), each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT OR ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD UNDER RULE 144, REOFFER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY DURING THE APPLICABLE HOLDING PERIOD UNDER RULE 144, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 9, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

     THE HOLDER OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF JULY 24, 1998, AS AMENDED AND RESTATED AS OF SEPTEMBER 22, 2000, BETWEEN THE COMPANY AND HARRIS TRUST AND SAVINGS BANK, AS RIGHTS AGENT.

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 2.12 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 8.48% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS EXHIBIT E. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY'S TREASURY DEPARTMENT AT (636) 733-1600 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: MAVERICK TUBE CORPORATION, 16401 SWINGLEY RIDGE ROAD, SUITE 700, CHESTERFIELD, MISSOURI 63017, ATTENTION: CHIEF FINANCIAL OFFICER.

Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the form of Note attached hereto as Exhibit A.

         (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Note Registrar upon which each may conclusively rely:

          (i) in the case of any Transfer Restricted Security represented by a certificated note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in Section 8.02(a) and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (ii) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 8.02(a) if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

         SECTION 8.03 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered by the Company to the Holder through the Conversion Agent in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 8.03(c).

         (b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                   ARTICLE IX
                                    REMEDIES

         SECTION 9.01 Events of Default. "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of on any Note when it becomes due and payable; or

          (2) default in the payment of any interest, including Contingent Interest, if any, upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (3) default in the performance, or breach, in any material respect, of any other covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) The default by the Company or any Subsidiary in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $15 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company or any Subsidiary of the Company in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company or any subsidiary in accordance with the terms of the Indebtedness; or

          (5) the entry by a court having jurisdiction in the premises of a decree or order

               (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law;

               (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law;

               (C) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or of any Significant Subsidiary; or

               (D) ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6)  the occurrence of any of the following:

               (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law to be adjudicated a bankrupt or insolvent;

               (B) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or the consent by the Company or any Significant Subsidiary to the commencement of any bankruptcy or insolvency case or proceeding against it;

               (C) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any Significant Subsidiary to the filing of such petition;

               (D) the consent by the Company or any Significant Subsidiary to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary;

               (E) the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors;

               (F) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or

               (G) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

          (7) default in the obligation of the Company to redeem the Notes after exercising its redemption option pursuant to Article III; or

          (8) defaults in the obligation of the Company to convert the Notes upon exercise of a Holder's conversion right in accordance with the terms of the Notes and Article VII; or

          (9) default in the obligation of the Company to purchase Notes upon the occurrence of a Fundamental Change or the exercise by a Holder of its option to require the Company to repurchase such Holder's Notes in accordance with the terms of Article IV or
               Article V, as applicable.

         SECTION 9.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 9.01(5) or 9.01(6)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 9.01(5) or 9.01(6) with respect to the Notes at the time Outstanding occurs, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

         At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Notes, including Contingent Interest, if any,

               (B) the principal of the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor, and

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  and

          (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 9.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

          (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest (including Contingent Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except as a result of the Trustee's gross negligence or willful misconduct.

         If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 9.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 10.07 except as a result of its gross negligence or willful misconduct.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

         SECTION 9.05 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (except no such provision shall be made respecting compensation, expenses, disbursements and advances made as a result of Trustee's gross negligence), be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 9.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses of collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its gross negligence or willful misconduct.

                  SECOND: Subject to Article XV, in case the principal of the outstanding Notes shall not have become due, to the payment of interest on the Notes, in the order of maturity of the installments of such interest, such payments to be made ratably to the persons entitled thereto, without discrimination or preference.

                  THIRD: Subject to Article XV, in case the principal of the outstanding Notes shall have become due, by declaration, or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest ratably to the aggregate of such principal and accrued and unpaid interest.

         SECTION 9.07 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         SECTION 9.08 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Contingent Interest, if any) on such Note on the Stated Maturity (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 9.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 9.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.14, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 9.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 9.12 Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 9.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any past default hereunder and its consequences, except a default:

          (1)  in the payment of the principal of or interest on any Note;

          (2) by the Company in any payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Note;

          (3) which constitutes a failure to convert any Note in accordance with its terms and the terms of this Indenture; or

          (4) in respect of a covenant or provision which under Article XIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 9.14 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

         SECTION 9.15 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE X
                                   THE TRUSTEE

         SECTION 10.01 Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 10.02 Notice of Defaults. If a default occurs hereunder with respect to Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 9.01(3) with respect to the Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event or events, as the case may be, specified in Section 9.01, not including periods of grace, if any, provided for therein.

         SECTION 10.03 Certain Rights of Trustee. Subject to the provisions of
Section 10.01:

          (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, action, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel of its choice, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, action, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (9) the Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except any Event of Default under Section 9.01(1) or (2), unless a Responsible Officer of the Trustee has actual knowledge thereof or the Trustee has received notice (at the Corporate Trust Office of the Trustee) in writing of such default or Event of Default from the Company or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes and such notice references the Notes and this Indenture, and, in the absence of any such notice, the Trustee may conclusively assume that no such default or Event of Default exists; and

          (10) The Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to, and be enforceable by, the Trustee in each of its capacities hereunder and each officer, director, agent, attorney, employee or other Person employed to act hereunder.

         SECTION 10.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

         SECTION 10.05 May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to 10.08 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

         SECTION 10.06 Money Held in Trust. Money held by the Trustee, or any Paying Agent, in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 10.07 Compensation, Reimbursement and Indemnification. The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and the costs and expenses of enforcing this right to indemnification.

         In the event any action, suit or proceeding is brought against any Trustee in connection with any claim for which it is entitled to indemnity hereunder, it shall promptly (but no later than ten days following service) notify the Company in writing, enclosing a copy of all papers served. All counsel employed to defend the Trustee against any such claim shall be retained directly by the Trustee, subject to the approval of the Company, which approval shall not be unreasonably withheld. The Company shall not be required to pay the fees and expenses of more than one law firm in connection with its obligations hereunder. The Trustee, either directly or through its counsel, shall inform the Company on a timely basis as to the progress of any claim for which the Trustee is entitled to indemnification hereunder. Notwithstanding any other provision of this Indenture, the Company shall not be liable to pay any settlement agreed to without its written consent, which consent shall not be unreasonably withheld.

         In the event the Trustee incurs expenses or renders services in any proceedings which result from the occurrence or continuance of an Event of Default under Section 9.01(5) or 9.01(6), or from the occurrence of any event which, solely by virtue of the passage of time, would become such an Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

         The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

         SECTION 10.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 10.09 Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Notes. The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 10.10 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 10.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor Trustee.

         (d) If, at any time,

          (1) the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 10.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,

               (A)  the Company by a Board Resolution may remove the Trustee, or

               (B) subject to Section 9.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 10.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 10.11 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company or the successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

         Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 10.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

         SECTION 10.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         SECTION 10.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 2.14, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         In case at the time such successor to any Authenticating Agent shall succeed to such Authenticating Agent, any of the Notes shall have been authenticated but not delivered, any such successor to such Authenticating Agent may adopt the certificate of authentication of any predecessor Authenticating Agent and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to any Authenticating Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of successor Authenticating Agent; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the predecessor Authenticating Agent shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Authenticating Agent or to authenticate Notes in the name of any predecessor Authenticating Agent shall apply only to its successor or successors by merger, conversion or consolidation.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which must be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth; it will keep and maintain and furnish to the Trustee from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section 10.14 and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of acts or failures to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   As Trustee


                                   By
                                      ------------------------------------------
                                      As Authenticating Agent


                                   By
                                      ------------------------------------------
                                      Authorized Officer

                                   ARTICLE XI
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 11.01 Company to Furnish Trustee Names and Addresses of
Holders.

         The Company will furnish or cause to be furnished to the Trustee:

          (1) semiannually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date no more than 15 days prior to the date such list is furnished; and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

         SECTION 11.02 Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee, or its designee, in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 11.01 upon receipt of a new list so furnished.

         The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

         Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act. SECTION 11.03 Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than sixty days after each May 15 following the date of first issuance.

         A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. (The Company will notify the Trustee when any Notes are listed on any stock exchange pursuant to Section 11.04.)

         SECTION 11.04 Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

         The Company shall notify in writing the Trustee when any Notes are listed on any stock exchange.

                                  ARTICLE XII
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 12.01 Company May Consolidate, Etc., Only on Certain Terms. The Company covenants that it will not merge or consolidate with any other Person or convey, transfer or lease all or substantially all of its assets or properties substantially as an entirety to any Person, except that the Company may merge or consolidate with, or convey, transfer or lease all or substantially all of its assets or properties to, any other corporation, provided that:

          (1)  (A) the Company shall be the continuing corporation or:

               (B)  (i)  the successor corporation (if other than the Company)
                         shall be a corporation organized and validly existing under the laws of the United States of America or a state thereof or the District of Columbia; and

                    (ii) such corporation shall expressly assume the due and
                         punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, including, without limitation, the payment of principal and interest, including Contingent Interest, if any;

                  and

          (2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and no event which with the lapse of time, the giving of notice or both would constitute an Event of Default shall have occurred and be continuing.

For purposes of this Section 12.01, "substantially all of its assets" shall mean, at any date, a portion of the non-current assets reflected in the Company's consolidated balance sheet as of the end of the most recent quarterly period that represents at least sixty-six and two-thirds percent (662/3%) of the total reported value of such assets.

         SECTION 12.02 Successor Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the successor corporation of the obligations under this Indenture and the Notes in accordance with Section 12.01, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall thereupon be relieved of any further obligations or liabilities hereunder and upon the Notes and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the predecessor corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

         SECTION 12.03 Trustee Entitled to Opinion. The Trustee, subject to the provisions of Sections 10.01 and 10.03, may receive an Opinion of Counsel, at the expense of the Company, as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption, complies with the provisions of this Article XII.

                                  ARTICLE XIII
                             SUPPLEMENTAL INDENTURES

         SECTION 13.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by its Board of Directors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for one or more of the following purposes:

          (1) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor corporation of the covenants, agreements and obligations of the Company herein and in the Notes; or

          (2) to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power of the Company; or

          (3)  to add any Events of Default; or

          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or

          (5) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company by this Indenture; or

          (6) to provide for uncertificated securities in addition to certificated securities; or

          (7) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of
               Section 10.11; or

          (8) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Notes; or

          (9) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Notes may be listed or traded; or

          (10) to add to, change or eliminate any of the provisions of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any Holder of Notes.

         SECTION 13.02 Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by its Board of Directors, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest (including Contingent Interest, if any) on, any Note, or reduce the principal amount thereof or the rate of interest (including Contingent Interest, if any) thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any other Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 9.02;

          (2) change any place of payment where, or the coin or currency in which, any Note or interest (including Contingent Interest, if any) thereon is payable;

          (3) impair the right to institute suit for the enforcement of any payment on any Note;

          (4) change the terms and conditions of the Notes in a manner adverse to the Holder of any Note, including any adverse change in the right to require the Company to repurchase any Note or the subordination of the Notes;

          (5) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Notes;

          (6) change the terms applicable to redemption or purchase of the Notes in a manner adverse to the Holder;

          (7) alter the manner of calculation or rate of Contingent Interest or Liquidated Damages payable on any Note or extend the time for payment of any such amount;

          (8) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or for any modification or amendment of this Indenture;

          (9)  modify any of the provisions of this Section, Section 9.13,
               Section 14.07 or Section 15.04, except to increase any percentage set forth in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, Section 14.07 and Section 15.04, or the deletion of this proviso, in accordance with the requirements of Sections 10.11 and 13.01(7); or

          (10) make any change that adversely affects the right to convert or exchange any Note (except as permitted by Section 13.01) or decrease the Conversion Rate or increase the Conversion Price of any such Note.

         No amendment or modification of this Indenture under this Section may amend or modify, or otherwise adversely affect the rights the holders of Senior Indebtedness or Designated Senior Indebtedness described in Article XV without the prior written consent of the holders of a majority of the Designated Senior Indebtedness (or such larger percentage of the holders of the Designated Senior Indebtedness as are required to approve such amendment or modification under the terms of the instruments pursuant to which such Designated Senior Indebtedness has been incurred) and at least a majority of all outstanding Senior Indebtedness.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 13.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 13.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 13.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 13.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company at the Company's expense and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE XIV
                                    COVENANTS

         SECTION 14.01 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest (including Contingent Interest, if any) on the Notes at the Place of Payment, at the times and in the manner provided in the Notes and this Indenture.

         SECTION 14.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, and in each other Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, or an affiliate of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, and in each other Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 14.03 Money for Notes Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent, other than the Trustee or the Company, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company in the making of any payment, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes. Each of the Company and the Trustee, having agreed to the foregoing on its behalf as a Paying Agent by its execution and delivery of this instrument, has hereby satisfied the provisions of this paragraph with respect to itself as a Paying Agent.

         The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company free of the trust formerly impressed upon it.

         SECTION 14.04 Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 14.05 Registration Rights Agreement. The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Liquidated Damages to the extent required by the Registration Rights Agreement.

         SECTION 14.06 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 14.07 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 13.01(2) for the benefit of the Holders if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                   ARTICLE XV
                                  SUBORDINATION

         SECTION 15.01 Notes Subordinate to Senior Indebtedness. The Company and each Holder of a Note, by his or her acceptance thereof, agree that (a) the payment of the principal of and interest (including Contingent Interest, if any) on and any Liquidated Damages with respect to each and all the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of Notes by the Company, is subordinated, to the extent and in the manner provided in this Article XV, to the prior payment in full of all Senior Indebtedness (in each case, such payment to be made in cash or in such other form of payment as shall be satisfactory to the holder or holders of such Senior Indebtedness or a trustee or other representative duly acting on behalf of such holder or holders), whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         Each Holder of a Note, by his or her acceptance thereof, acknowledges and agrees that the provisions of this Article XV are, and are intended to be, an inducement and a consideration to all Persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and those holders are made obligees hereunder, and any one or more of them may enforce such provisions.

         SECTION 15.02 No Payment on Notes in Certain Circumstances.

         (a) No payment shall be made by or on behalf of the Company on account of the principal of or interest (including Contingent Interest, if any) on or any Liquidated Damages with respect to the Notes or to acquire any of those Notes (including any purchases of those Notes pursuant to Article IV and Article
V) for cash or property (other than Junior securities of the Company), or on account of any redemption provisions of those Notes, in the event of default in payment of any principal of, premium (if any) or interest on any Designated Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, beyond any applicable period of grace specified in the instrument or instruments pursuant to which such Designed Senior Indebtedness was incurred (a "Payment Default"), unless and until that Payment Default has been cured or waived or otherwise has ceased to exist.

         (b) No payment shall be made by or on behalf of the Company on account of the principal of or interest on or any Liquidated Damages with respect to the Notes or to acquire any of those Notes (including any repurchases of those Notes pursuant to the provisions thereof at the option of the Holder of those Notes) for cash or property (other than Junior securities of the Company), or on account of the redemption provisions of those Notes, in the event of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness permitting the holders of that Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare that Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, on written notice thereof to the Company and the Trustee by any holders of Designated Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) (a "Payment Blockage Notice"), unless and until that default shall have been cured or waived or otherwise has ceased to exist; provided, that such payments may not be prevented pursuant to this Section 15.02(b) for more than 179 days after an applicable Payment Blockage Notice has been received by the Trustee unless the Designated Senior Indebtedness in respect of which that default exists has been declared due and payable in its entirety, in which case no such payment may be made until that acceleration has been rescinded or annulled or that Designated Senior Indebtedness has been paid in full. No default (other than a Payment Default) that existed or was continuing on the date of any Payment Blockage Notice (whether or not that default is on the same issue of Designated Senior Indebtedness) may be made the basis for the giving of a second Payment Blockage Notice, unless such default was cured during the interim period, and only one such Payment Blockage Notice may be given in any period of 365 consecutive days.

         (c) In furtherance of the provisions of Section 15.01, in the event that, notwithstanding the foregoing provisions of this Section 15.02, any payment or distribution of assets of the Company (other than Junior securities of the Company) shall be received by the Trustee or the Holders of the Notes or any Paying Agent with respect thereto at a time when that payment or distribution was prohibited by the provisions of this Section 15.02, then, unless that payment or distribution is no longer prohibited by this Section 15.02, that payment or distribution (subject to the provisions of Section 15.07) shall be received and held in trust by the Trustee or such Holders or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders or Paying Agent, as the case may be, to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing that Senior Indebtedness may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of that Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness in full after giving effect to all concurrent payments and distributions to or for the holders of that Senior Indebtedness.

         SECTION 15.03 Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (in each case, such payment to be made in cash or in such other form of payment as shall be satisfactory to the holder or holders of such Senior Indebtedness or a trustee or other representative duly acting on behalf of such holder or holders), before the Holders of Notes are entitled to receive any payment (other than in the form of Junior securities of the Company) on account of the principal of or interest (including Contingent Interest, if any) on or any Liquidated Damages with respect to those Notes;

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior securities of the Company), to which the Holders of Notes or the Trustee on behalf of those Holders would be entitled, except for the provisions of this Article XV, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of that Senior Indebtedness or their representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to the holders of that Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior securities of the Company), shall be received by the Trustee or the Holders of Notes or any Paying Agent with respect thereto (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on or any Liquidated Damages with respect to the Notes before all Senior Indebtedness is paid in full, that payment or distribution (subject to the provisions of Section 15.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of that Senior Indebtedness, or their respective representatives, ratably according to the respective amounts of that Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all that Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of that Senior Indebtedness, but only to the extent that as to any holder of that Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of that Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), that holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on that Senior Indebtedness, if any, held by that holder, and only the amounts specified in those notices to the Trustee shall be paid to the holders of that Senior Indebtedness.

         SECTION 15.04 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness as provided herein, the Holders of the Notes shall be subrogated (to the extent of the payments or distributions made to the holders of that Senior Indebtedness pursuant to the provisions of this Article XV) to the rights of the holders of that Senior Indebtedness to receive payments or distributions of assets of the Company applicable to that Senior Indebtedness until all amounts owing on the Notes shall be paid in full. For the purpose of that subrogation, no such payments or distributions to the holders of that Senior Indebtedness by the Company, or by or on behalf of the Holders of the Notes by virtue of this Article XV, which otherwise would have been made to those Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness and those Holders, be deemed to be payment by the Company or on account of that Senior Indebtedness, it being understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of that Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article XV shall have been applied, pursuant to the provisions of this Article XV, to the payment of amounts payable under Senior Indebtedness, then those Holders shall be entitled to receive from the holders of that Senior Indebtedness any payments or distributions received by those holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of that Senior Indebtedness in full.

         SECTION 15.05 Obligations of the Company Unconditional. Nothing contained in this Article XV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to those Holders the principal of and interest (including Contingent Interest, if any) on and any Liquidated Damages with respect to the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of those Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law on default under this Indenture, subject to the rights, if any, under this Article XV, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received on the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XV or elsewhere in this Indenture or in the Notes, on any distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Sections 10.01 and 10.03, and the Holders of the Notes shall be entitled to rely on any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to those Holders for the purpose of ascertaining the Persons entitled to participate in that distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV so long as that court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this
Article XV.

         SECTION 15.06 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until a Responsible Officer of the Trustee or any Paying Agent shall have received, no later than two Business Days prior to that payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 10.01 and 10.03, shall be entitled in all respects conclusively to assume that no such fact exists.

         SECTION 15.07 Application by Trustee of Amounts Deposited with It. Any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on or any Liquidated Damages with respect to any Notes shall be subject to the provisions of Sections 15.01, 15.02, 15.03 and 15.04; provided that if prior to two Business Days preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on or any Liquidated Damages with respect to any
Note), the Trustee or such Paying Agent shall not have received with respect to those assets the written notice provided for in Section 15.06, then the Trustee or such Paying Agent shall have full power and authority to receive those assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after that date; and provided further that nothing contained in this Article XV shall prevent the Company from making, or the Trustee from receiving or applying, any payment in connection with the redemption of Notes if the first publication of notice of that redemption (whether by mail or otherwise in accordance with this Indenture) has been made, and the Trustee has received that payment from the Company, prior to the occurrence of any of the contingencies specified in
Section 15.02 or 15.03.

         SECTION 15.08 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article XV shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange that security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Notes.

         SECTION 15.09 Trustee to Effectuate Subordination of Notes. Each Holder of a Note by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XV and to protect the rights of the Holders of the Notes pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for that purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in that proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness or their representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder of the Notes in any such proceeding.

         SECTION 15.10 Right of Trustee to Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 15.11 Article XV Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest (including Contingent Interest, if any) on or any Liquidated Damages with respect to the Notes by reason of any provision of this Article XV shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 9.01 or in any way prevent the Holders of the Notes from exercising any right hereunder other than the right to receive payment on the Notes. The Company shall promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated due to an Event of Default or if the Company is required to purchase any Notes upon a Fundamental Change, provided that the Company's failure to provide such notice shall not diminish the rights of holders of Senior Indebtedness hereunder.

         SECTION 15.12 No Fiduciary Duty of Trustee to Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any of those holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of the Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise. Nothing in this Section 15.12 shall affect the obligation of any other such Person to hold that payment for the benefit of, and to pay that payment over to, the holders of Senior Indebtedness or their representative.

         SECTION 15.13 Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XV shall in that case (unless the context shall otherwise require) be construed as extending to and including that Paying Agent within its meaning as fully for all intents and purposes as if that Paying Agent were named in this Article XV in addition to or in place of the Trustee; provided, however, that this Section
15.13 shall not apply to the Company or any Affiliate of the Company if it or that Affiliate acts as Paying Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 MAVERICK TUBE CORPORATION



                                 By: /s/ Pamela G. Boone
                                    --------------------------------------------
                                    Pamela G. Boone
                                    Vice President - Finance and Administration,
                                    Treasurer, Secretary and
                                    Chief Financial Officer


                                 THE BANK OF NEW YORK



                                 By: /s/ Mary LaGumina
                                     -------------------------------------------
                                       Name:  Mary LaGumina
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

STATE OF MISSOURI

COUNTY OF ST. LOUIS

         On the 9th day of June, 2003, before me personally came Pamela G. Boone, to me known, who, being by me duly sworn, did depose and say that she is the Vice President - Finance and Administration, Treasurer, Secretary and Chief Financial Officer of Maverick Tube Corporation, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.


                                   /s/ Nancy D. Armstrong
                                   ---------------------------------------------
                                   Notary Public

[NOTARIAL SEAL]



STATE OF NEW YORK        )
                         )      ss.
COUNTY OF __________     )

         On the 9th day of June, 2003, before me personally came Mary La Gumina, to me known, who, being by me duly sworn, did depose and say that she is a Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                   /s/ Robert Hirsch
                                   ---------------------------------------------
                                   Notary Public

[NOTARIAL SEAL]

                                    Exhibit A

                             [FORM OF FACE OF NOTE]

                                                                   [Global Note]
                                                             [Certificated Note]


[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Maverick Tube Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            MAVERICK TUBE CORPORATION

              4.00% Convertible Senior Subordinated Notes due 2033


No.___                                                             $__________ *
                                                          CUSIP No. __________

         MAVERICK TUBE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on June 15, 2033. This Note shall bear interest as specified on the reverse side of this Note. This Note is convertible and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the other side of this Note.

         * Reference is to Schedule A attached hereto with respect to decreases and increased in the aggregate principal amount of Notes evidenced by this Certificate.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT OR ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD UNDER RULE 144, REOFFER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER,
          (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY DURING THE APPLICABLE HOLDING PERIOD UNDER RULE 144, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

          THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

          THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 9, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

          THE HOLDER OF THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF JULY 24, 1998, AS AMENDED AND RESTATED AS OF SEPTEMBER 22, 2000, BETWEEN THE COMPANY AND HARRIS TRUST AND SAVINGS BANK, AS RIGHTS AGENT.

          FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT THE ISSUER'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO SECTION 2.12 OF THE INDENTURE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER
          SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THE NOTES AND TO ACCRUE ORIGINAL ISSUE DISCOUNT AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" IS 8.48% PER ANNUM, COMPOUNDED SEMIANNUALLY. THE PROJECTED PAYMENT SCHEDULE, DETERMINED BY THE COMPANY, IS ATTACHED TO THE INDENTURE AS EXHIBIT E. YOU MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITY BY TELEPHONING THE COMPANY'S TREASURY DEPARTMENT AT (636) 733-1600 OR SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: MAVERICK TUBE CORPORATION, 16401 SWINGLEY RIDGE ROAD, SUITE 700, CHESTERFIELD, MISSOURI 63017,
          ATTENTION: CHIEF FINANCIAL OFFICER.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                       MAVERICK TUBE CORPORATION
           --------------------------

                                             By:
                                                 -------------------------------
                                             Name:
                                                  ------------------------------
(SEAL)                                       Title:
                                                   -----------------------------
Attest:


Name:
      -------------------------------
Title:
      -------------------------------


         This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                             THE BANK OF NEW YORK,
                                             As Trustee



Date of Authentication:                      By:
                       -----------------        --------------------------------
                                                Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                            MAVERICK TUBE CORPORATION

              4.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2033


1.       INTEREST

         This Note shall bear interest at a rate of 4.00% per year on the principal hereof, from June 9, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2003 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on June 1 and December 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date. This Note shall also bear Contingent Interest in certain circumstances as specified in paragraph 5 below. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

         Holders of Notes at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date, except in circumstances as specified in paragraph 8 below.

         If the principal or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 8 or upon the Stated Maturity of this Note) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with this paragraph or paragraph 5 or 11, then in each such case the overdue amount shall bear interest at the rate of 4.00% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.       METHOD OF PAYMENT

         Payments of principal on this Note and interest payable on this Note at the Stated Maturity or upon redemption of this Note shall be made in immediately available funds in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the request of the Holder upon presentation and surrender of this Note, at the office or agency of the Paying Agent in New York, New York or any other duly appointed Paying Agent, provided that this Note is presented to the paying agent in time for the Paying Agent to make payments in immediately available funds in accordance with its normal procedures. So long as any Notes are represented by a Global Note, interest (other than interest payable at Maturity or upon redemption) shall be paid in immediately available funds by wire transfer to the Depositary for such Notes, on the written order of the Depositary.

         Payment of interest (other than interest payable in accordance with the provisions of the immediately preceding paragraph) will, subject to certain exceptions provided in the Indenture referred to herein, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the security register as of the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such Person with a bank located in the United States.

3.       PAYING AGENT, CONVERSION AGENT AND NOTE REGISTRAR

         Initially, the Trustee, shall act as Paying Agent, Conversion Agent and Note Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Note Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Note Registrar or co-registrar.

4.       INDENTURE

         This Note is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of June 9, 2003 (as amended or supplemented from time to time, the "Indenture"), between the Company and the Trustee. Capitalized terms used herein or in any Annex hereto and not defined herein or therein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes. If a conflict or inconsistency exists between the Indenture and this Note, the Indenture shall control.

         The Notes are general unsecured obligations of the Company limited to $120,000,000 aggregate principal amount.

5.       CONTINGENT INTEREST

         The Company will pay Contingent Interest to the Holders of the Notes during any six-month interest period from June 15 to December 14 or from December 15 to June 14 commencing on or after June 15, 2008 for which the average Trading Price of a Note for the applicable five Trading Day reference period, as defined below, equals or exceeds 130% of the principal amount of the Notes as of the day immediately preceding the first day of the applicable six-month interest period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month interest period. During any period when Contingent Interest is payable, the Contingent Interest payable per Note in respect of any six-month period will equal 0.25% of the average Trading Price of the Note for the applicable five Trading Day reference period.

         The record date and payment date for Contingent Interest, if any, will be the same as the Regular Record Date and Interest Payment Dates for the semiannual interest payments on the Notes.

         Upon a determination that Holders will be entitled to receive Contingent Interest during a six-month interest period, the Company shall notify the Holders. In connection with providing such notice, the Company shall issue a press release by the first day of the applicable six-month interest period and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing website or through such other public medium as the Company may use at that time.

6.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Notes.

         Any time after June 15, 2008 and prior to June 15, 2011, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, upon notice given in accordance with Section 3.04 of the Indenture, at a redemption price equal to $1,000 per $1,000 principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Contingent Interest, if any, to but excluding the Provisional Redemption Date, if the Last Reported Sale Price of the Common Stock has exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company mails the Provisional Redemption Notice pursuant to Section 3.04 of the Indenture.

         Except as set forth above, the Notes may not be redeemed at the option of the Company prior to June 15, 2011. On and after June 15, 2011, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, on any date prior to the Stated Maturity, upon notice given in accordance with Section 3.04 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including Contingent Interest, if any, to but excluding Optional Redemption Date.

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company shall be mailed at least 20 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's address appearing in the Note Register. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Contingent Interest, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on June 15, 2011, June 15, 2013, June 15, 2018, June 15, 2023 and June 15, 2028
(each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including Contingent Interest, if any) to such Purchase Date, upon delivery of a Purchase Notice containing the information required pursuant to Section 5.01(a) of the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

         Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

         If a Fundamental Change shall occur at any time prior to June 15, 2011, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Contingent Interest, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

         For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a duly completed Fundamental Change Purchase Notice substantially in the form of Annex A to this Note or a duly completed Purchase Notice substantially in the form of Annex B to this Note.

         Holders have the right to withdraw, in whole or in part, any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of Section 6.02 of the Indenture.

         If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Notes will cease to be outstanding and interest (including Contingent Interest, if any) shall cease to accrue on such Notes (or portions thereof) on and after such date (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the Paying Agent), and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery or transfer of such Note).

9.       SUBORDINATION

         The payment of the principal of and interest (including Contingent Interest, if any) on each and all the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of Notes by the Company, is subordinated, to the extent and in the manner provided in
Article XV of the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The subordination provisions of the Indenture are for the benefit of the holders of Senior Indebtedness.

10.      CONVERSION

         Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock at any time prior to the close of business on June 15, 2033 during the periods and upon satisfaction of at least one of the conditions set forth below:

         (i) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price on such last Trading Day (for purposes of any determination hereunder, a calendar quarter will be considered any period between (and including) June 15 and September 14, September 15 and December 14, December 15 and March 14 and March 15 and June 14 of each year);

         (ii) during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder according to the procedures described below, for each day of such five Trading Day period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate as of such Trading Day (the "98% Trading Exception"); provided however, that if, on any Conversion Date pursuant to this clause (ii), the Last Reported Sale Price of Common Stock is greater than the Conversion Price, the Holders of Notes surrendered for conversion shall receive, in lieu of Common Stock based on the Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of such Notes, plus accrued and unpaid interest (including Contingent Interest, if any) as of the Conversion Date, subject to the 98% Trading Exception ("Principal Value Conversion"); and (A) if a Holder surrenders Notes for a Principal Value Conversion, the Company shall notify such Holder by the second Trading Day following the Conversion Date whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest (including Contingent Interest, if any) in cash, Common Stock or a combination of cash and Common Stock, and in what relative percentages; (B) any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the Last Reported Sale Price of Common Stock on the second Trading Day after the Conversion Date;
(C) the Company will pay such Holder any portion of the principal amount plus accrued and unpaid interest to be paid in cash no later than the third Trading Day following the Conversion Date immediately following the day of determination of the kind and amount of payment; and (D) the Company will pay such Holder any portion of the principal amount plus accrued and unpaid interest (including Contingent Interest, if any) to be paid in Common Stock no later than the fourth Day following the Conversion Date;

         (iii) in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time;

         (iv) during any period in which the Notes are rated by either or both of Moody's Investors Service, Inc. or Standard & Poor's Rating Services and the credit rating assigned to the Notes by either such rating agency has been reduced by two or more rating levels from the level initially assigned to the Notes; provided, however, that the Company is under no obligation to have the Notes rated;

         (v) the Company elects to (i) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (ii) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date for such distribution; provided that, in the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution, and once the Company has given such notice, Holders may surrender their Notes at the original conversion ratio per Note at any time until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion (as used herein, the term "ex-dividend date," when used with respect to any issuance or distribution, shall mean the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer); provided, further, if Holders do not surrender their Notes for conversion at that time, the Company will make approximate adjustments to the original conversion ratio to reflect any distributions, as specified in (i) and (ii) above; or

         (vi) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

         Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Articles IV or V of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 34.2583 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

         Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (i) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (ii) the Company has specified a Purchase Date following a Fundamental Change that is during such period, or (iii) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Liquidated Damages in accordance with the Registration Rights Agreement.

         To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice substantially in the form of Annex C to this Note (or complete and manually sign a facsimile of such notice), together, if the Notes are in certificated form, with the certificated security, and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay all transfer or similar taxes, if any.

         A Holder may convert fewer than all of such Holder's Notes only if the principal amount of such Notes converted are in integral multiples of $1,000 principal amount. No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in the Indenture. On conversion of the Notes, that portion of accrued and unpaid interest attributable to the period from the Original Issue Date to the Conversion Date and accrued and unpaid Contingent Interest with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the terms hereof; and the Fair Market Value (as determined by the Company or its designee) of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Notes, the Holders of the Notes and any holder of Common Stock issuable upon conversion thereof will continue to be entitled to receive Liquidated Damages to the extent provided under, and in accordance with the provisions of, the Registration Rights Agreement.

         In connection with any conversion upon satisfaction of the 98% Trading Exception, the Trustee shall have no obligation to determine the Trading Price of the Notes unless the Company have requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company on or prior to 12:00 noon (New York time) on any Trading Day with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (A) the Last Reported Sale Price of Common Stock and (B) the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of the Notes. At the time of any such determination, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (A) the Last Reported Sale Price of Common Stock and (B) the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of the Notes.

         Notwithstanding anything herein to the contrary, the Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, as more specifically set forth in Section 7.13 of the Indenture.

11.      DEFAULTED INTEREST

         Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.05(c) of the Indenture.

12.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and multiples of $1,000. A Holder may transfer or convert Notes in accordance with the provisions of the Indenture. The Note Registrar may require a Holder, among other things, to (a) furnish appropriate endorsements and transfer documents, including an Assignment Notice substantially in the form of Annex D to this Note, and (b) pay any taxes and fees required by law or permitted by the Indenture. In the event of any redemption or purchase in part, the Note Registrar need not register the transfer of or exchange any Notes selected for redemption or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn for a period of 15 days before the mailing of a Redemption Notice, Purchase Notice or Fundamental Change Purchase Notice.

13.      PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of this Note for all purposes.

14.      UNCLAIMED MONEY OR PROPERTY

         The Trustee and the Paying Agent shall, after payment of all of the Trustee's and Paying Agent's fees and expenses under the Indenture, return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 13.01 of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

16.      DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Notes at the time outstanding may declare the principal amount and any accrued and unpaid interest (including Contingent Interest, if any), of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

         Events of Default in respect of the Notes are set forth in Section 9.01 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment on any Notes) if it determines that withholding notice is in their interests.

17.       CONSOLIDATION, MERGER, AND SALE OF ASSETS

         In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of Company's property or assets as described in Article XII of the Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

18.      TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

         The Trustee, Paying Agent, Conversion Agent and Note Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

19.      CALCULATIONS IN RESPECT OF THE NOTES

         The Company shall be responsible for making all calculations called for under the Notes. These calculations shall include, without limitation, determination of the Market Price for the Common Stock, accrued interest payable on the Notes and Conversion Price. The Company shall make such calculations in good faith and, absent manifest error, such calculations will be final and binding on the Holders and the Trustee, Paying Agent and Conversion Agent may conclusively rely on such calculations. The Company shall provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company's calculations to any Holder upon the request of such Holder.

20.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Notes or for any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

21.      AUTHENTICATION

         This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

22.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.      GOVERNING LAW

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

                                                                     SCHEDULE A

                             SCHEDULE OF ADJUSTMENTS

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $_________________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.


                                                           Aggregate Principal
            Decrease in Aggregate  Increase in Aggregate   Amount of Securities
 Date of     Principal Amount of    Principal Amount of    Remaining After Such   Notation by Note
Adjustment        Securities             Securities        Decrease or Increase      Registrar
----------  ---------------------  ---------------------   --------------------   ----------------


                                                               Annex A - Page 2

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Maverick Tube Corporation

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Maverick Tube Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Note and the Indenture referred to in this Note and directs that the check of the Company, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. The Notes to be repurchased shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 8 of this Note and in the Indenture.

Dated:

                                              ----------------------------------
                                              Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                              signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

----------------------------------
(Name)

----------------------------------
(Street Address)

----------------------------------
(City, state and zip code)

                              Please print name and address Principal Amount to be purchased (if less than all): $__________,000

                              Social Security or Other Taxpayer Number

                              Certificate Number*: ____________

* For certificated notes only.

                                                                Annex B to Note

                             FORM OF PURCHASE NOTICE

To:  Maverick Tube Corporation

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Maverick Tube Corporation (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Note and the Indenture referred to in this Note and directs that the check of the Company in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. The Notes to be repurchased shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 8 of this Note and in the Indenture.

Dated:
                                              ----------------------------------
                                              Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.

                                              ----------------------------------
                                              Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:


----------------------------------
(Name)

----------------------------------
(Street Address)

----------------------------------
(City, state and zip code)
Please print name and address

                              Principal Amount to be purchased (if less than all): $__________,000

                              Social Security or Other Taxpayer Number
                              Certificate Number*: ____________

* For certificated notes only.

                                                                Annex C to Note

                            FORM OF CONVERSION NOTICE

To:  Maverick Tube Corporation

         The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Maverick Tube Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

                                              ----------------------------------

                                              ----------------------------------
                                              Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                              Signature Guarantee

Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:


----------------------------------              Principal Amount to be purchased
                                                (if less (Name) than all):

----------------------------------               $___________,000
(Street Address)

----------------------------------              Social Security or Other
(City, state and zip code)                      Taxpayer Number

Please print name and address

                                                               Annex D to Note

                                 ASSIGNMENT FORM

         For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                              ----------------------------------
                                              Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                                              ----------------------------------
                                              Signature Guarantee

NOTICE: The above signatures of the holder(s) must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                    Exhibit B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 4.00% Convertible Senior Subordinated Notes due 2033 of Maverick Tube Corporation (the "Company")

         This Certificate relates to $_____ principal amount of Notes held in **______ book-entry or *______ definitive form by _____________________ (the
"Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of June 9, 2003 (as amended or supplemented to date, the "Indenture"), between the Company and The Bank of New York, (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         |_| Such Note is being acquired for the Transferor's own account without transfer.

         |_| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

         |_| Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

         |_| Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

---------------

     *   Fill in blank or check appropriate box, as applicable

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     [INSERT NAME OF TRANSFEROR]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:
                                        Address:

Date:
      -----------------------

                                                                   Exhibit C

                     FORM OF RESTRICTED COMMON STOCK LEGEND


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT OR ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD UNDER RULE 144, REOFFER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A "QUALIFIED INSTITUTIONAL BUYER" IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY DURING THE APPLICABLE HOLDING PERIOD UNDER RULE 144, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

     THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

     THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 9, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

     UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW) OR THE EARLIER EXPIRATION TIME, THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT, DATED AS OF JULY 24, 1998 (AS SUCH MAY BE AMENDED FROM TIME TO TIME, THE "RIGHTS AGREEMENT"), BETWEEN MAVERICK TUBE CORPORATION (THE "COMPANY") AND THE RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE REDEEMED, TERMINATED, EXCHANGED FOR OTHER SECURITIES OR ASSETS OF THE COMPANY, EXPIRE, OR BECOME VOID (IF THEY ARE "BENEFICIALLY OWNED" BY AN "ACQUIRING PERSON" OR AN AFFILIATE OR ASSOCIATE THEREOF, AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT, OR BY ANY TRANSFEREE OF ANY OF THE FOREGOING) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN FIVE DAYS AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR.

                                                                     Exhibit D

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

             (Transfers pursuant to Section 904(b) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

     Re: Maverick Tube Corporation 4.00% Convertible Senior Subordinated Notes Due 2033 (the "Notes")


         Reference is hereby made to the Indenture, dated as of June 9, 2003, between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

          (1)  [ ] to the Company; or

          (2) [ ] to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in accordance with Rule 144A under the Securities Act of 1933; or

          (3) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                            [Name of Transferor],


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:


Dated:

                                                                  Exhibit E

                           PROJECTED PAYMENT SCHEDULE

Maverick Tube Corporation                              Issue Date:  June 9, 2003
$100,000,000 Convertible Senior
Subordinated Notes due 2033                            Comparable Yield:  8.48%

 Semiannual    Noncontingent  Contingent     Total        Adjusted
Period Ending   Payments       Payments    Payments     Issue Price         OID

 12/15/2003      $20.67        $0.00       $20.67       $1,000.00         $23.18
  6/15/2004      $20.00        $0.00       $20.00       $1,023.18         $23.38
 12/15/2004      $20.00        $0.00       $20.00       $1,046.56         $24.37
  6/15/2005      $20.00        $0.00       $20.00       $1,070.93         $25.41
 12/15/2005      $20.00        $0.00       $20.00       $1,096.34         $26.48
  6/15/2006      $20.00        $0.00       $20.00       $1,122.83         $27.61
 12/15/2006      $20.00        $0.00       $20.00       $1,150.43         $28.78
  6/15/2007      $20.00        $0.00       $20.00       $1,179.21         $30.00
 12/15/2007      $20.00        $0.00       $20.00       $1,209.21         $31.27
  6/15/2008      $20.00        $0.00       $20.00       $1,240.48         $32.60
 12/15/2008      $20.00        $0.00       $20.00       $1,273.08         $33.98
  6/15/2009      $20.00        $0.00       $20.00       $1,307.06         $35.42
 12/15/2009      $20.00        $0.00       $20.00       $1,342.48         $36.92
  6/15/2010      $20.00        $0.00       $20.00       $1,379.40         $38.49
 12/15/2010      $20.00        $0.00       $20.00       $1,417.88         $40.12
  6/15/2011      $20.00        $0.00       $20.00       $1,458.00         $41.82
 12/15/2011      $20.00        $0.00       $20.00       $1,499.82         $43.59
  6/15/2012      $20.00        $0.00       $20.00       $1,543.41         $45.44
 12/15/2012      $20.00        $3.25       $23.25       $1,588.85         $44.12
  6/15/2013      $20.00        $3.37       $23.37       $1,632.97         $45.86
 12/15/2013      $20.00        $3.50       $23.50       $1,678.84         $47.68
  6/15/2014      $20.00        $3.63       $23.63       $1,726.52         $49.57
 12/15/2014      $20.00        $3.77       $23.77       $1,776.09         $51.54
  6/15/2015      $20.00        $3.91       $23.91       $1,827.63         $53.58
 12/15/2015      $20.00        $4.06       $24.06       $1,881.20         $55.70
  6/15/2016      $20.00        $4.21       $24.21       $1,936.91         $57.91
 12/15/2016      $20.00        $4.37       $24.37       $1,994.82         $60.21
  6/15/2017      $20.00        $4.54       $24.54       $2,055.02         $62.59
 12/15/2017      $20.00        $4.71       $24.71       $2,117.62         $65.08
  6/15/2018      $20.00        $4.89       $24.89       $2,182.69         $67.66
 12/15/2018      $20.00        $5.07       $25.07       $2,250.35         $70.34
  6/15/2019      $20.00        $5.27       $25.27       $2,320.69         $73.13
 12/15/2019      $20.00        $5.46       $25.46       $2,393.83         $76.03
  6/15/2020      $20.00        $5.67       $25.67       $2,469.86         $79.05
 12/15/2020      $20.00        $5.89       $25.89       $2,548.91         $82.19
  6/15/2021      $20.00        $6.11       $26.11       $2,631.10         $85.45
 12/15/2021      $20.00        $6.34       $26.34       $2,716.55         $88.84
  6/15/2022      $20.00        $6.58       $26.58       $2,805.39         $92.37
 12/15/2022      $20.00        $6.83       $26.83       $2,897.77         $96.04
  6/15/2023      $20.00        $7.08       $27.08       $2,993.80         $99.85
 12/15/2023      $20.00        $7.35       $27.35       $3,093.66        $103.82
  6/15/2024      $20.00        $7.63       $27.63       $3,197.47        $107.94
 12/15/2024      $20.00        $7.92       $27.92       $3,305.42        $112.23
  6/15/2025      $20.00        $8.22       $28.22       $3,417.65        $116.69
 12/15/2025      $20.00        $8.53       $28.53       $3,534.34        $121.33
  6/15/2026      $20.00        $8.85       $28.85       $3,655.66        $126.15
 12/15/2026      $20.00        $9.19       $29.19       $3,781.81        $131.16
  6/15/2027      $20.00        $9.53       $29.53       $3,912.98        $136.38
 12/15/2027      $20.00        $9.89       $29.89       $4,049.35        $141.80
  6/15/2028      $20.00        $10.27      $30.27       $4,191.15        $147.44
 12/15/2028      $20.00        $10.66      $30.66       $4,338.59        $153.30
  6/15/2029      $20.00        $11.06      $31.06       $4,491.89        $159.40
 12/15/2029      $20.00        $11.48      $31.48       $4,651.29        $165.74
  6/15/2030      $20.00        $11.91      $31.91       $4,817.02        $172.33
 12/15/2030      $20.00        $12.36      $32.36       $4,989.36        $179.19
  6/15/2031      $20.00        $12.83      $32.83       $5,168.54        $186.32
 12/15/2031      $20.00        $13.31      $33.31       $5,354.86        $193.73
  6/15/2032      $20.00        $13.82      $33.82       $5,548.59        $201.44
 12/15/2032      $20.00        $14.34      $34.34       $5,750.04        $209.46
  6/15/2033      $20.00     $6,192.18   $6,212.18       $5,959.50          $0.00


The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. holder's interest accruals and adjustments thereof in respect of the notes for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the notes.